SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 1997



              AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)

Texas              1-9016             75-6335572
(State or Other    (Commission File   (I.R.S. Employer
Jurisdiction of    Number)            Identification
Incorporation)                        Number)


6220 North Beltline, Suite 205, Irving, Texas      75063
   (Address of principal executive offices)     (zip code)

                (972) 550-6053
(Registrant's telephone number, including area
                    code)





Item 5.  Other Events

      On June 9, 1997, the Trust entered into an agreement contemplating the merger of four real estate limited partnerships into the Trust. The four real estate limited partnerships are USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership, and USAA Income Properties IV Limited Partnership (collectively, the "RELPs"). The agreement is subject to negotiation of the financial terms of the merger including the respective exchange ratios for each of the RELPs, obtaining fairness opinions with respect to the transactions, completion of definitive merger agreements, approval by the Board of Directors of each of the general partners of the RELPs and the Board of Trust Managers of the Trust, approval by the partners of the RELPs and the shareholders of the Trust, and completion of satisfactory due diligence.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

                    99.1 Press Release dated June 10, 1997


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    AMERICAN INDUSTRIAL PROPERTIES REIT



                     /s/ Charles W. Wolcott
                    Charles W. Wolcott
                    President and Chief Executive Officer

DATE:  June 13, 1997




                       Index to Exhibits